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                                                                    EXHIBIT 10.6


                                TRAVELNSTORE, LLC
                        INDEPENDENT CONTRACTOR AGREEMENT

AGREEMENT, dated July 6, 1998 between TravelnStore, LLC (hereinafter "the Corporation") and Stevan M. Saylor (hereinafter "the Independent Contractor").

Now, therefore, the parties hereto agree as follows:

1. EMPLOYMENT. The Corporation shall employ the Independent Contractor, and the Independent Contractor shall serve the Corporation upon the terms and conditions hereinafter set forth.

2. TERM AND EXTENSION. The employment of the Independent Contractor hereunder shall commence on July 15, 1998 and shall continue to and including June 30, 1999.

3. DUTIES. During the period or periods of his employment hereunder, the Independent Contractor shall serve the Corporation and shall perform any and all general business consulting services required or requested in connection with their business. Within the limitations hereinabove provided, the Independent Contractor will render such other advisory services in connection with the marketing services of the Corporation as may be requested from time to time by the officers or directors of the Corporation, without further compensation other than that for which provision is made in this Agreement.

4. TIME REQUIREMENTS. The Independent Contractor shall devote during the period ending June 30, 1999 not more than 20% of his entire time, energy and skill to the duties of his employment hereunder and shall periodically, or at any time upon the request of the Corporation, submit data as to the time performed.

5. COMPENSATION. The Corporation shall pay to the Independent Contractor for his services sums in the aggregate amounting to $25,000, during the period of his employment hereunder. Such aggregate sums shall be paid upon satisfactory completion of any public stock offering and from the proceeds therefrom, or if no successful offering is made, at the conclusion of the time period set forth herein.

6. INDEMNIFICATION AND HOLD HARMLESS PROVISION. The Independent Contractor agrees hereby to indemnify and hold harmless the Corporation from any and all claims by the Independent Contractor which may arise out of and in the course of the performance of his duties hereunder. Any and all claims for unemployment benefits and or claims for workers' compensation benefits are hereby expressly waived by the within Independent Contractor who agrees to maintain separate policies of liability, health, and accident insurance as may be necessary or required by the Corporation in connection with the performance of its duties herein.

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7.    RELATIONSHIP BETWEEN PARTIES. The Independent Contractor is employed by the Corporation only for the purposes and to the extent set forth in this Agreement, and his relation to the Corporation shall, during the period or periods of his employment and services hereunder, are that of an independent contractor. The Independent Contractor shall be free to dispose of such portion of his entire time, energy, and skill during regular business hours as he is not obligated to devote hereunder to the Corporation in such manner as he sees fit and to such persons, firms, or corporations as he deems advisable. The Independent Contractor shall not be considered as having an employee status or as being entitled to participate in any plans, arrangements, or distributions by the Corporation pertaining to or in connection with any insurance, pension, stock, bonus, profit-sharing, or similar benefits for their regular employees.

8. PROFESSIONAL RESPONSIBILITY. Nothing in this Agreement shall be construed to interfere with, or otherwise affect the rendering of services by the Independent Contractor in accordance with his independent and professional judgment. The Independent Contractor shall perform his services in a good and workmanlike manner and in accordance with generally accepted business practices.

9. ENTIRE AGREEMENT. The within Agreement shall be construed in accordance with California law and shall constitute the entire Agreement between the parties. In witness whereof, TravelnStore has caused this Agreement to be executed in its corporate name by its corporate officers, and Stevan M. Saylor, the Independent Contractor hereunder, has set his hand and seal, as of this day and year first above written.



/s/ JIM TYNER                                /s/ STEVAN M. SAYLOR
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Jim Tyner, on behalf of                      Stevan M. Saylor
TravelnStore